Exhibit 10.3

September 27, 2005

Life Therapeutics, Ltd
P.O. Box 6126 Frenchs Forest
22 Rodborough Road
NSW 2086, Australia
Attention:  John Manusu & Hari Nair

RE:                              Retirement of Secured Promissory Note dated December 17, 2004 (the “Note”)

Dear Sirs:

This letter shall constitute our agreement with respect to the retirement (the “Payoff”) of the Note, which we hereby agree shall occur prior to 5:00 p.m., Atlanta, time, on the date hereof (the “Payoff Date”).  In exchange for (i) your proposed payment of the outstanding principal amount of the Note, which we hereby agree is US$6,800,000.00, prior to the stated maturity date and (ii) your covenants as set forth below, we hereby agree to accept the amount of US$6,000,000.00 in full satisfaction of the principal amount of the Note (the “Discounted Principal Amount”).  Accordingly, on the Payoff Date, you shall pay the amount (the “Payoff Sum”) set forth below by wire transfer of immediately available funds:

Amount with respect to outstanding
Principal Balance	$6,000,000.00
Interest due and payable	$57,334.00
Total	$6,057,334.00

In addition, we agree that additional interest shall accrue and be payable at the Short-Term Applicable Federal Rate for September 2005 (assuming quarterly compounding) (3.84%) for each day after the Payoff Date (in the amount of $715.40) until we receive the Payoff Sum.  The Payoff Sum must be received, in immediately available funds, by 5:00 P.M. (Eastern time) on the Payoff Date in order for you to avoid an additional day’s interest.

Subject to the terms hereof, on the Payoff Date,

•                  You shall deliver to us,

•                  the Payoff Sum, in immediately available funds and;

•                  an executed counterpart of the Mutual Limited Release substantially in the form attached hereto as Schedule 2 to this letter (the “Release”).

•                  We shall deliver to you,

•                  the original copy of the Note marked “paid in full”;

•                  the UCC-3 Termination Statements with respect to the financing statements described on Schedule 3 to this letter; and

•                  an executed counterpart of the Release.

In addition to the foregoing, you covenant and agree as follows:

•                  You shall use your commercially reasonable efforts to secure a termination of our guaranty of the leases of the Charlotte, North Carolina, Columbia, South Carolina and Pensacola, Florida donor centers as soon as reasonably practicable following the Payoff Date and

•                  You shall grant to us a license to certain technology, as more particularly described on Schedule 1 to this letter, on terms substantially as set forth on Schedule 1 to this letter and on such other terms and conditions as the parties may mutually agree.

We agree to negotiate the terms of the license agreement that are not set forth in Schedule 1 to this letter with you in good faith with a view toward executing the license agreement no later than October 15, 2005.

We acknowledge and agree that this letter supersedes and replaces in its entirety the letter we executed on September 13, 2005, with respect to the Payoff.

If the foregoing correctly sets forth your understanding of our agreement, please so indicate by signing a counterpart of this letter in the space provided below.  Please return you signed counterpart to me at the address above.

Sincerely,

SEROLOGICALS CORPORATION

By:	/s/ Harold W. Ingalls
Harold W. Ingalls
Vice President, Finance, Chief Financial Officer

LIFE THERAPEUTICS, LTD

By:	/s/ Dr. Hari Nair
Dr. Hari Nair
Managing Director/CEO

2

Schedule 1 –License Terms

Description of Licensed Technology:

The patented technology relating to tangential flow membrane electrophoresis, including patent rights and patents that may from time to time issue with claims covering the Licensor’s patented Gradiflow Device or improvements thereto and other information relating to use of the Gradiflow Technology for the recovery of proteins and other charged molecules from solutions containing such molecules

Fields of Use:

“Bioprocessing Market”, meaning the production of cell culture products, such as sera, media and supplements, for use by biotechnology and pharmaceutical companies.

“Blood Typing Market”, meaning the production of monoclonal antibodies to assure blood-type compatibility, for use by blood banks and hospital transfusion services.

“Research Market”, meaning those individuals in laboratories of academic, government, industrial, clinical or other institutions engaged in the investigation of biological and/or biochemical processes, and/or research and development of biological and/or biochemical products, who determine for themselves that they are entitled to purchase and use Licensed Products or kits labeled “For Research Use Only - Not for any clinical, therapeutic or diagnostic use in Humans or Animals” or a reasonable equivalent.

Scope of License:

A worldwide non-exclusive, license (i) to use the Licensed Technology for internal business use related to cell culture separation and for experiments, developmental work and/or for tests requiring the recovery of molecules from solutions containing such molecules and (ii) to use the Licensed Technology to manufacture products for sale within the Fields of Use.

Term:

Subject to early termination for breach, the later of: (a) ten years from the effective date and (b) upon the expiration of the last to expire valid claim within the Licensed Technology (if applicable).

Royalty Rate:	8% of net sales of products manufactured using the Licensed Technology. No royalty is payable with respect to the internal use of the Licensed Technology.

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Schedule 3 – Form of Release

MUTUAL LIMITED RELEASE AGREEMENT

THIS MUTUAL LIMITED RELEASE AGREEMENT (this “Release”), dated as of September 27, 2005, by and among (i) Life Therapeutics Limited (f/k/a Gradipore Limited), a corporation organized under the laws of the Commonwealth of Australia (the “Company”); Life Gels, Inc. (f/k/a Gradipore, Inc.), a Delaware corporation (“LG”); Life Therapeutics, Inc. (f/k/a Life Therapeutics Plasma Holdings, Inc. and Gradipore Plasma Holdings, Inc.), a Delaware corporation (“LTI”); LifeSera, Inc., (f/k/a Serologicals Specialty Biologics, Inc.), a Delaware corporation (“LifeSera”); Life Therapeutics Nevada, Inc. (f/k/a Serologicals Nevada, Inc.), a Nevada corporation (“Nevada”); Life Therapeutics Business Trust (f/k/a Serologicals Business Trust), a Nevada business trust (“LBT”); Life Therapeutics Investments, LLC (f/k/a Serologicals Investments, LLC), a Georgia limited liability company (“LLC”); Life Therapeutics Management Partnership, LP (f/k/a Serologicals Management Partnership, LP), a Delaware limited partnership (“LP”); and Allegheny Biologicals, Inc., a Pennsylvania corporation (“Allegheny”, and together with the Company, LG, LTI, LifeSera, Nevada, LBT, LLC, and LP, collectively, the “Purchaser Parties”), on the one hand, and (ii) Serologicals Corporation, a Delaware corporation (the “Holder Parent”), and Serologicals Finance Company, a Delaware corporation (“Holder” and together with the Holder Parent, collectively, the “Holder Parties”), on the other hand.

WITNESSETH

WHEREAS, LG, the Company, Holder and the Holder Parent previously entered into that certain Stock Purchase Agreement dated as of December 19, 2003 as amended by that certain First Amendment to the Stock Purchase Agreement, dated as of January 15, 2004 (the ”Stock Purchase Agreement”), pursuant to which LTI purchased (the “Acquisition”) all of the issued and outstanding shares of capital stock, $0.01 par value per share, of Serologicals Specialty Biologics, Inc. (the “Common Stock”), from Holder;

WHEREAS, pursuant to Section 9.2 of the Stock Purchase Agreement, the Holder Parties, jointly and severally, agreed to indemnify, protect, and hold harmless the Purchaser Indemnified Parties (as defined in the Stock Purchase Agreement) from and against any Purchaser Losses (as defined in the Stock Purchase Agreement);

WHEREAS, pursuant to Section 9.4 of the Stock Purchase Agreement, the Company and LG, jointly and severally, agreed to indemnify, protect, and hold harmless the Holder Indemnified Parties (as defined in the Stock Purchase Agreement) from and against any Holder Losses (as defined in the Stock Purchase Agreement);

WHEREAS, as consideration for the Common Stock, the Holder received two promissory notes, the first in the amount of One Million Five Hundred Thousand Dollars (U.S. $1,500,000.00) (the “Short Term Old Note”) and the second in the amount of Eleven Million

Eight Hundred Three Thousand Eight Hundred Sixty-Seven Dollars (U.S. $11,803,867.00) (the “Long Term Old Note”, together with the Short Term Old Note, the “Old Notes”);

WHEREAS, subject to the terms and subject to the conditions of that certain Exchange Agreement, dated the date hereof (the “Exchange Agreement”), by and between the Company and the Holder, the Holder forgave any outstanding principal plus accrued but unpaid interest under the Old Notes in consideration for (i) a new secured promissory note issued by the Releasors in the amount of Seven Million Eight Hundred Thousand Dollars (U.S. $7,800,000.00) (the “Exchange Note”) and (ii) a non-exclusive license as described under Article V of the Exchange Agreement to use certain proprietary technology of the Company (the “Prior License”).

WHEREAS, pursuant to the Exchange Agreement, the Purchaser Parties and the Holder Parties enter into that certain Mutual Release Agreement, dated December 17, 2004 (the “Prior Release”), pursuant to which they, among other things, released certain claims against one another for indemnity pursuant to the Stock Purchase Agreement; and

WHEREAS, subject to the terms and subject to the conditions of that certain letter agreement, dated September 27, 2005 (the “Payoff Letter”), by and between the Company and the Holder Parent, the Holder Parent has agreed to forgive the outstanding principal amount of the Exchange Note in consideration for the payment of the sum of money stated therein and certain other accommodations described therein, including the execution and delivery of this Release.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth and each act done pursuant hereto, the Purchaser Parties and the Holder Parties, intending to be legally bound, do hereby represent, warrant, covenant and agree as follows:

ARTICLE I
DEFINITIONS

1.1                                 Definitions.  Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Stock Purchase Agreement, the Exchange Agreement or the Payoff Letter (as the case may be).

ARTICLE II
RELEASE BY PURCHASER PARTIES

2.1                                 Releases.  As consideration for the transactions contemplated by this Release and the Payoff Letter:

(a) The Purchaser Parties, on behalf of themselves and their respective affiliates, subsidiaries, parents, directors, officers, agents, principals, representatives, employees, attorneys, successors, transferees and assigns (collectively, the “Purchaser Releasing Parties”) hereby fully, unconditionally and completely release, acquit, discharge, and agree to hold harmless the Holder Parties, their respective affiliates, subsidiaries, directors, officers, agents, principals, representatives, employees, attorneys, successors, transferees and assigns (hereinafter collectively referred to as “Holder Releasees”) from any and all claims, liabilities, allegations, actions, offsets or demands whatsoever which the Purchaser Parties, or any of them, have or may have against the Holder Releasees, or any of them, whether known or unknown, suspected or unsuspected, choate or inchoate, and whenever they may have arisen from the beginning of time until the Payoff Date with respect to the Exchange Agreement; provided, however, that in no event shall this Release, including, without limitation, any term or condition of this Section 2.1(a) have applicability to the Prior License.

(b) The Purchaser Parties on behalf of themselves and their respective affiliates, subsidiaries, parents, directors, officers, agents, principals, representatives, employees, attorneys, successors, transferees and assigns, hereby fully, unconditionally and completely ratify and confirm the Prior Release and fully, unconditionally and completely waive and renounce any right they may have to contest the validity of the Prior Release for any reason.

2.2                                 Further Assurances. Upon the request of the Holder Releasees, the Purchaser Parties shall take such additional actions as the Holder Releasees shall reasonably request, including the execution of documents or instruments reasonably requested by the Holder Releasees, to more fully evidence the releases given by the Purchaser Parties pursuant to this Release.

ARTICLE III
RELEASE BY HOLDER PARTIES

3.1                                 Releases.  As consideration for the transactions contemplated by this Release and Payoff Letter:

(a) The Holder Parties, on behalf of themselves and their respective affiliates, subsidiaries, parents, directors, officers, agents, principals, representatives, employees, attorneys, successors, transferees and assigns (collectively, the “Holder Releasing Parties”) hereby fully, unconditionally and completely release, acquit, discharge, and agree to hold harmless the Purchaser Parties, their respective affiliates, subsidiaries, directors, officers, agents, principals, representatives, employees, attorneys, successors, transferees and assigns (hereinafter collectively referred to as “Purchaser Releasees”) from any and all claims, liabilities, allegations, actions, offsets or demands whatsoever which the Holder Parties, or either of them, have or may have against the Purchaser Releasees, or any of them, whether known or unknown, suspected or unsuspected, choate or inchoate, and whenever they may have arisen from the beginning of time until the Payoff Date with respect to the Exchange Agreement, the Exchange Note and the Security Agreement; provided, however, that in no event shall this Release, including, without limitation, any term or condition of this Section 3.1(a), have applicability to and the Prior License.

(b) The Holder Parties on behalf of themselves and their respective affiliates, subsidiaries, parents, directors, officers, agents, principals, representatives, employees, attorneys, successors, transferees and assigns, hereby fully, unconditionally and completely ratify and confirm the Prior Release and fully, unconditionally and completely waive and renounce any right they may have to contest the validity of the Prior Release for any reason.

3.2                                 Further Assurances. Upon the request of the Purchaser Releasees, the Holder Parties shall take such additional actions as the Purchaser Releasees shall reasonably request, including the execution of documents or instruments reasonably requested by the Purchaser Releasees, to more fully evidence the releases given by the Holder Parties pursuant to this Release.

ARTICLE IV
MISCELLANEOUS

4.1                                 Notices. All notices, demands and other communications provided for or permitted hereunder or under this Release shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, by next day delivery through a recognized national courier or personal delivery:

(a) If to the Purchaser Parties, to:

Life Therapeutics Limited
P.O. Box 6126 Frenchs Forest
22 Rodborough Road
NSW 2086, Australia
Attention:  John Manusu & Hari Nair
Telecopy:  (612) 9436-2907

with a copy to:                                                                                         Smith Moore LLP
One Atlantic Center
1201 W. Peachtree Street
Suite 3700
Atlanta, GA 30309
Attention:  Frank E. McDaniel
Telecopy:  (404) 962-1221

(b) if to the Holder Parties, to:

Serologicals Corporation
5655 Spalding Drive
Norcross, Georgia  30092
Attention:  Vice President, General Counsel

with a copy to:                                                                                         King & Spalding LLP
191 Peachtree Street, N.E.
Atlanta, Georgia  30303-1763
Attention:  G. Roth Kehoe, Esq.

Any such notice, communication or delivery will be deemed given or made (a) on the fifth business day after it is mailed by registered or certified mail, (b) on the first business day after delivery to an appropriate customer service representative if sent by next day delivery through a recognized national courier, or (c) on the date of delivery if delivered in person.  Any party may change its address for notice purposes by giving written notice to the other parties in the manner specified above.

4.2                                 Entire Agreement.  This Release shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors and administrators.  The parties may execute this Release in any number of counterparts, each of which when executed and delivered, shall be an original, but all of which when taken together shall constitute one and the same instrument.

4.3                                 Survival of Section 5.12.  The Purchaser Parties and the Holder Parties hereby acknowledge and agree that, notwithstanding any provision of this Release or the Prior Release to the contrary, their respective obligations pursuant to Section 5.12 of the Stock Purchase Agreement shall survive indefinitely.

4.4                                 Governing Law.  This Release shall be interpreted in accordance with the laws of the State of Delaware, without regard to any jurisdiction’s conflict of law provisions.

[signatures follow]

IN WITNESS WHEREOF, the Purchaser Parties and the Holder Parties have duly executed this Release as of the day and year first above written.

PURCHASER PARTIES:

LIFE THERAPEUTICS LIMITED

By:	/s/ Dr. C. H. Nair
Name: Dr. C. H. Nair
Title: Director

LIFE GELS, INC.

By:	/s/ Dr. C. H. Nair
Name: Dr. C. H. Nair
Title: Director

LIFE THERAPEUTICS, INC.

By:	/s/ Dr. C. H. Nair
Name: Dr. C. H. Nair
Title: President

LIFE SERA, INC.

By:	/s/ Dr. C. H. Nair
Name: Dr. C. H. Nair
Title: CFO and Director

LIFE THERAPEUTICS NEVADA, INC.

By:	/s/ Dr. C. H. Nair
Name: Dr. C. H. Nair
Title: Director

LIFE THERAPEUTICS BUSINESS TRUST

By:	/s/ Dr. C. H. Nair
Name: Dr. C. H. Nair
Title: Director

LIFE THERAPEUTICS INVESTMENTS, LLC

By:	/s/ Dr. C. H. Nair
Name: Dr. C. H. Nair
Title: Director

LIFE THERAPEUTICS MANAGEMENT
PARTNERSHIP, LP

By:	/s/ Dr. C. H. Nair
Name: Dr. C. H. Nair
Title: Director

ALLEGHENY BIOLOGICALS, INC.

By:	/s/ Dr. C. H. Nair
Name: Dr. C. H. Nair
Title: Director

HOLDER PARTIES:

SEROLOGICALS CORPORATION

By:	/s/ Harold W. Ingalls
Name: Harold W. Ingalls
Title: Vice President, Finance and Chief Financial Officer

SEROLOGICALS FINANCE COMPANY

By:	/s/ Harold W. Ingalls
Name: Harold W. Ingalls
Title: President

Schedule 3 – Termination Statements

Old Name of Debtor	New Name of Debtor	Place of Filing	Financing Statement No./Date of Filing	Old Business Address	New Business Address
Serologicals Specialty Biologics, Inc.	LifeSera, Inc.	Delaware Department of State	40105868 01/14/04	5655 Spalding Drive Norcross, GA 30092	736 Park North Blvd., Suite 100 Clarkston, GA 30021
Serologicals Nevada, Inc.	Life Therapeutics Nevada, Inc.	Nevada Secretary of State	2004001589-7 01/16/04	5655 Spalding Drive Norcross, GA 30092	736 Park North Blvd., Suite 100 Clarkston, GA 30021
Allegheny Biologicals, Inc.	No Change	Pennsylvania Secretary of State	20040050136 01/15/04	5655 Spalding Drive Norcross, GA 30092	736 Park North Blvd., Suite 100 Clarkston, GA 30021
Serologicals Investments, LLC	Life Therapeutics Investments, LLC	Georgia Secretary of State	060200400609 01/16/04	5655 Spalding Drive Norcross, GA 30092	736 Park North Blvd., Suite 100 Clarkston, GA 30021
Serologicals Management Partnership, LP	Life Therapeutics Management Partnership LP	Delaware Department of State	40105942 01/14/04	5655 Spalding Drive Norcross, GA 30092	736 Park North Blvd., Suite 100 Clarkston, GA 30021
Serologicals Business Trust	Life Therapeutics Business Trust	Nevada Secretary of State	2004001590-0 01/16/04	5655 Spalding Drive Norcross, GA 30092	736 Park North Blvd., Suite 100 Clarkston, GA 30021
Gradipore, Inc.	Life Gels, Inc.	Delaware Department of State	40105769 01/14/04	5655 Spalding Drive Norcross, GA 30092	736 Park North Blvd., Suite 100 Clarkston, GA 30021
Gradipore Plasma Holdings, Inc.	Life Therapeutics Plasma Holdings, Inc.	Delaware Department of State	40105645 01/14/04	5655 Spalding Drive Norcross, GA 30092	736 Park North Blvd., Suite 100 Clarkston, GA 30021